UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 26, 2025
_______________________________________________________________________________

National Research Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2025, National Research Corporation, a Delaware corporation (the “Company”), announced that the board of directors of the Company (the “Board”) appointed Trent Green as the Company’s Chief Executive Officer and to serve as a director, both effective June 1, 2025 (the “Effective Date”). Upon the effectiveness of Mr. Green’s appointment as Chief Executive Officer, Micheal D. Hays, the Company’s current Chief Executive Officer, will transition to the role of Chairman and Mr. Green will become the Company’s principal executive officer.

In connection with Mr. Green’s appointment as Chief Executive Officer, the Talent and Compensation Committee approved a compensation package for Mr. Green, including:

• an annualized base salary of $1,250,000;

• a grant of 500,000 shares of the Company’s common stock (the “Shares”), subject to the following restrictions: (i) the Company has the option to repurchase the Shares for $1.00 if Mr. Green is terminated for cause or resigns without good reason prior to the third anniversary of the Effective Date, (ii) prior to the third anniversary of the Effective Date, the Shares may not be transferred, except (a) with the consent of the Company or (b) to certain family members, trusts for the benefit of such family members, or upon death, incompetency, or disability, and (iii) after the third anniversary of the Effective Date, only 50% of the Shares may be transferred during Mr. Green’s employment by the Company;

• a cash signing bonus equal to the value of the Shares (based on the closing price of the Company’s common stock on the trading day prior to the Effective Date) multiplied by 66 2/3%; and

• in the event of Mr. Green’s termination without cause or resignation with good reason after the third anniversary of the Effective Date, he will be entitled to one year of continued payment of his then-current annual base salary.

In connection with Mr. Green’s appointment to the Board, the size of the Board was increased from six directors to seven directors, effective as of the Effective Date. The Board has not yet determined Mr. Green’s class designation.

There are no arrangements or understandings between Mr. Green and any other person pursuant to which Mr. Green was appointed to serve on the Board. Mr. Green does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Green will not receive any additional compensation for his service on the Board and is not expected to serve on any committees of the Board.

On February 26, 2025, the Board appointed Linda Stacy to serve as Interim Principal Financial Officer until March 31, 2025 (the “Term”). During the Term, Ms. Stacy will serve as the Company’s principal financial officer and principal accounting officer. Ms. Stacy will receive $150 per hour for any work performed as our Interim Principal Financial Officer.

Ms. Stacy does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The following is biographical information for Mr. Green and Ms. Stacy:

Trent Green, 53, served as Chief Executive Officer of Amazon One Medical from September 2023 to February 2025 and as Chief Operating Officer from July 2022 through August 2023. Prior to Amazon One Medical, Mr. Green served in various roles at Legacy Health, including Senior Vice President and Chief Operating Officer between 2019 and 2022, President between 2017 and 2019, and Senior Vice President and Chief Strategy Officer between 2008 and 2017. From 1999 to 2008, Mr. Green was a management consultant for Tiber Group/Navigant Consulting (now Guidehouse).

Linda Stacy, 54, served in various roles at the Company between 2006 and December 2024. Ms. Stacy joined the Company as Accounting Controller in 2006, was promoted to Vice President of Finance in 2008, was promoted to Principal Accounting Officer in February 2024, and was appointed as Principal Financial Officer in May 2024. Since January 2025, Ms. Stacy has served as Vice President Financial Reporting and Accounting at Ameritas. From 1999 to 2006, Ms. Stacy served in various roles at MDS Pharma Services, a drug discovery and development company. Ms. Stacy started her career as a Certified Public Accountant at BKD CPAs & Advisors.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	99.1	National Research Corporation press release announcing the appointment of Trent Green as Chief Executive Officer.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information in Items 5.02 and 9.01 of this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION
(Registrant)

Date: March 4, 2025	By:	/s/ Michael D. Hays
Michael D. Hays
Chief Executive Officer